Exhibit 10.23
AMENDMENT TO AGREEMENT OF LEASE
     THIS AMENDMENT TO AGREEMENT OF LEASE (this “Amendment”) is made as of March 26, 2009, by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”) and SYNERGETICS USA, INC., a Delaware corporation (“Tenant”).
BACKGROUND
     A. Landlord and Valley Forge Scientific Corp., predecessor in interest to Tenant, entered into a Lease Agreement dated May 3, 2005 (the “Lease”), with respect to Suite 110 at 3600 Horizon Drive, Upper Merion Township, Renaissance Corporate Park, Montgomery County, Pennsylvania, consisting of approximately 13,625 rentable square feet as more fully described in the Lease.
     B. The Lease expires October 31, 2009. Landlord and Tenant desire to extend the Term of the Lease to October 31, 2012, and to make certain other amendments to the Lease.
     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound hereby, agree that the Lease is amended as follows:
     1. Term. The Term is hereby extended for an additional three (3) years. Accordingly, Section 1(c) defining “TERM” is amended by deleting the reference to “Thirty-six (36) months” and inserting “Seventy-two (72) months” in its place, and the Expiration Date of the Lease shall be October 31, 2012.
     2. Minimum Annual Rent. The following schedule defining “MINIMUM ANNUAL RENT” is added to Section 1(d)(i) and shall supersede any prior rent schedules set forth in the Lease to the extent inconsistent with this Amendment:

Lease Period	Rate/Sq. Ft	Annual	Monthly Installment
05/01/09-10/31/09	$7.60/s.f.	$103,550.00	$8,629.17
11/01/09-10/31/10	$8.10/s.f.	$110,362.50	$9,196.87
11/01/10-10/31/11	$8.60/s.f.	$117,175.00	$9,764.58
11/01/11-10/31/12	$9.10/s.f.	$123,987.50	$10,332.29
     3. “As-Is”. The condition of the Premises shall be “as is”, and Landlord shall have no obligation to improve the Premises further as a condition of this Amendment.
     4. Deleted Sections. Sections 30 and 31 of the Lease are hereby deleted in their entirety.